GSK PLC SC 13D/A

Exhibit 14

TERMS OF SALE

Further to the provisions of the SECONDARY BLOCK TRADE AGREEMENT DATED 5 October 2023 between GSK (No.1) Scottish Limited Partnership (“SLP 1”), GSK (No.2) Scottish Limited Partnership (“SLP 2”) and GSK (No.3) Scottish Limited Partnership (“SLP 3”), Glaxo Group Limited and Merrill Lynch International and Citigroup Global Markets Limited (the “Agreement”), the following terms of sale are agreed:

Number of Sale Shares: 270,000,000, of which:

from SLP 1: 15,125,763

from SLP 2: 164,375,414

from SLP 3: 90,498,823

Purchase Price per Sale Share: 328 pence

Base Commission: 0.5%

Closing Date: 10 October 2023

The GSK Shareholder Group confirms the accuracy of the representations and warranties set out in Annex B of the Agreement, each Manager confirms the accuracy of the representations and warranties set out in Annex C of the Agreement and the GSK Shareholder Group and each of the Managers confirms the provisions of the Agreement and acknowledge and agree that these Terms of Sale form part of and shall be read in conjunction with the Agreement.

Terms defined in the Agreement shall have the same meanings herein.

These Terms of Sale and the relationship among the parties hereto (and any non-contractual obligation, dispute, controversy or claim of whatever nature arising out of or in any way relating to these Terms of Sale or their formation) shall be governed by and construed in accordance with English law. The parties irrevocably agree that the English courts will have exclusive jurisdiction in relation to these Terms of Sale and the parties hereby submit to the jurisdiction of such courts.

IN WITNESS WHEREOF these Terms of Sale have been duly executed as of 5 October 2023.

For and on behalf of

Merrill Lynch International

By:	/s/ James Palmer

Name:	James Palmer
Title:	Head of EMEA ECM

For and on behalf of

Citigroup Global Markets Limited

By:	/s/ Robert Way

Name:	Robert Way
Title:	Managing Director

Signed by /s/ Subesh Williams	Subesh Williams
Duly authorised for and on behalf of GSK (No.1) Scottish Limited Partnership acting by its general partner, GSK GP 1 Limited	Authorised attorney of GSK GP 1 Limited

Signed by /s/ Subesh Williams	Subesh Williams
Duly authorised for and on behalf of GSK (No.2) Scottish Limited Partnership acting by its general partner, GSK GP 1 Limited	Authorised attorney of GSK GP 1 Limited

Signed by /s/ Subesh Williams	Subesh Williams
Duly authorised for and on behalf of GSK (No.3) Scottish Limited Partnership acting by its general partner, GSK GP 2 Limited	Authorised attorney of GSK GP 2 Limited

4